                                                                  EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 15, 2002 included in Vicom, Incorporated Form 10-K for the year ended December 31, 2001 and to all references to our firm included in this Registration Statement.


                                            /S/ VIRCHOW, KRAUSE & COMPANY, LLP


Minneapolis, Minnesota
January 20, 2003

                                               Vicom,  Incorporated


                                                     January  24,  2003

Mr.  Charles  Quan
United  States  Securities  and  Exchange  Commission
Washington,  D.C.  20549

RE:    Vicom,  Incorporated  Form  S-3
       File  No.  333-101436
       Originally  Filed  November  25,  2002

Dear  Mr.  Quan:

I hereby request on behalf of Vicom, Incorporated accelerated review and effectiveness and/or clearance of our aforementioned Form S-3 filing, as of January 28, 2003, 3:00 PM Central Standard time, or as soon thereafter as possible. Please note the S-3 was amended to include our auditor's consent letters.

Please fax any notice regarding clearance or effectiveness of the offering to my attention at 763-504-3141. A call to 763-504-3051 once the S-3 is effective would also be appreciated.

Thank  you  very  much.


                                                     Sincerely,

                                                     Steven  Bell
                                                     Vicom,  Inc.